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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated February 20, 2001, except for Note 16, as to which the date is February 28, 2001, relating to the consolidated financial statements of Triton PCS Holdings, Inc. as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000, which appears in Triton PCS Holdings, Inc.'s Registration Statement on Form S-3 (File No. 333-65730), as amended, and (ii) our report dated February 20, 2001, except for Note 16, as to which the date is February 28, 2001, relating to the consolidated financial statements and financial statement schedules, which appears in Triton PCS Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in Triton PCS Holdings, Inc.'s Registration Statement on Form S-3 (File No. 333-65730), as amended.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 6, 2001